UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2026

Roivant Sciences Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-40782	98-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom

1 Pennsylvania Plaza
Floor 54
New York, NY 10119
United States1

Viaduktstrasse 8
4051 Basel
Switzerland1
(Address of principal executive offices, and Zip Code)

+44 207 400-3347
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 Addresses of wholly-owned subsidiaries of the Registrant.

Item 1.01.	Entry into a Material Definitive Agreement

On March 3, 2026 (the “Effective Date”), Genevant Sciences GmbH (“Genevant”), a subsidiary of Roivant Sciences Ltd. (the “Company” or “Roivant”), Arbutus Biopharma Corp. (together with Genevant, “Genevant/Arbutus”), and, solely for certain purposes, Genevant Sciences Ltd., and Moderna, Inc. and ModernaTx, Inc. (together, “Moderna”) entered into a settlement agreement (the “Settlement Agreement”) to resolve all patent infringement litigation between Genevant/Arbutus and Moderna pending in the U.S. and internationally relating to Moderna’s unauthorized use of Genevant/Arbutus’ lipid nanoparticle (“LNP”) delivery technology in its vaccines, including Spikevax® (the “LNP Litigation”). The Settlement Agreement requires each of Genevant/Arbutus and Moderna to file stipulated judgments and stipulations of dismissal for the respective courts or tribunals to enter judgment or dismiss with prejudice or withdraw (as the case may be) all claims in the LNP Litigation. Moderna may appeal from the stipulated judgments solely with respect to whether 28 U.S.C. §1498 (“§ 1498”) bars Genevant/Arbutus’ claims for direct infringement and indirect infringement against Moderna for vaccine doses that were sold to the United States Government under a particular contract and characterized by the U.S. District Court for the District of Delaware as “vaccines that did not go directly to United States Government employees.”

Under the terms of the settlement, Moderna will make a $950.0 million noncontingent lump sum payment to Genevant/Arbutus on or before July 8, 2026.

In addition, as described in more detail in, and subject to the terms of, the Settlement Agreement, Moderna will make an additional $1.3 billion contingent lump sum payment to Genevant/Arbutus (i) if the Court of Appeals for the Federal Circuit (whether by the initial panel, upon panel rehearing or en banc) affirms, or if there is a final non-appealable judgment that affirms, the rejection of Moderna’s affirmative defense pursuant to § 1498 by the District Court in its entirety or otherwise holds that § 1498 does not bar Genevant/Arbutus’ claim against Moderna as to either or both of direct infringement and indirect infringement with respect to all of the doses subject to Moderna’s appeal, or (ii) upon a failure to timely file, or voluntary dismissal of, Moderna’s appeal (any of the foregoing under (i) or (ii), a “Genevant/Arbutus § 1498 Victory”). If the appellate court instead determines that § 1498 bars Genevant/Arbutus’ infringement claims as to some, but not all, of the doses subject to Moderna’s appeal, the Settlement Agreement provides that Moderna will pay Genevant/Arbutus a prorated amount of $1.3 billion, calculated based on the number of doses for which § 1498 bars Genevant/Arbutus’ infringement claims as clearly articulated by the Federal Circuit, or if not clearly articulated by the Federal Circuit, as mutually agreed by the parties or determined in an accelerated binding arbitration process. Any payment from Moderna to Genevant/Arbutus as described in this paragraph is referred to herein as the “Contingent Payment.”

Under certain circumstances, as described in more detail in, and subject to the terms of, the Settlement Agreement, if the Genevant/Arbutus § 1498 Victory is subsequently overturned in Moderna’s favor in a final nonappealable decision, Genevant/Arbutus is required to return the Contingent Payment to Moderna, plus interest. If, following a Genevant/Arbutus § 1498 Victory, either (i) Moderna does not timely appeal such Genevant/Arbutus § 1498 Victory or (ii) such Genevant/Arbutus § 1498 Victory is subsequently affirmed in a final nonappealable decision, Moderna will have no further right to a potential repayment of the Contingent Payment.

The Settlement Agreement includes mutual financial covenants to ensure payment or repayment of the Contingent Payment, as described above.

The Settlement Agreement also contains customary mutual releases in favor of each of Genevant/Arbutus and Moderna in respect of the LNP Litigation. In addition, the Settlement Agreement includes a fully paid-up, royalty free, irrevocable, non-exclusive, worldwide license and covenant not to sue granted by Genevant/Arbutus to Moderna under any patents and patent applications owned or licensable by Genevant/Arbutus or their respective direct and indirect wholly owned subsidiaries to make, sell and generally otherwise exploit Moderna’s SPIKEVAX, mNEXSPIKE and mRESVIA vaccines and any other mRNA vaccines that include a lipid SM-102-based LNP formulation against an infectious disease and meet certain conditions, as well as a covenant not to sue with respect to certain other Genevant/Arbutus patents and Moderna products.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such agreement, a copy of which will be filed as an exhibit to Roivant’s Annual Report on Form 10-K for the fiscal year ending on March 31, 2026 (or earlier filing with the U.S. Securities and Exchange Commission (“SEC”)).

Item 7.01.	Regulation FD Disclosure

On March 3, 2026, Roivant issued a press release announcing entry into the Settlement Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing

Item 8.01.	Other Information

On March 3, 2026, Roivant’s board of directors authorized an increase in the size of the previously approved common share repurchase program allowing for repurchases of the Company’s common shares in an aggregate amount of up to $1.0 billion (excluding fees and expenses), inclusive of the previously announced $500 million repurchase authorization.

The repurchase program will be funded with available cash and cash equivalents on hand and does not have an expiration date. The timing and total amount of common shares to be repurchased will depend on several factors, including the market price of the Company’s common shares, general business, macroeconomic and market conditions and other investment opportunities. Under the repurchase program, purchases may be conducted through tender offers, open market repurchases or privately negotiated transactions, including the use of trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The share repurchase program may be suspended or discontinued at any time. There can be no assurances as to how many additional common shares the Company will repurchase under the program, if any, or at what prices any purchases will be made.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated March 3, 2026.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Keyur Parekh
Name: Keyur Parekh
Title: Authorized Signatory

Dated: March 3, 2026